                                MEDIAONE GROUP, INC.


           26,000,000 PIES-SM- (Premium Income Exchangeable Securities-SM-)*
                    6-1/4% Exchangeable Notes Due August 15, 2001

                 (Subject to Exchange into Shares of Common Stock,
            par value $.01 per share, of AirTouch Communications, Inc.)

                               Underwriting Agreement


                                                      New York, New York
                                                           July 30, 1998

Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
  c/o Lehman Brothers Inc.
  As Representatives of the several Underwriters,
Three World Financial Center
New York, New York  10285


Ladies and Gentlemen:

     MediaOne Group, Inc. (formerly known as US WEST, Inc.), a Delaware corporation ("MediaOne Group"), proposes to sell to the underwriters named in
Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, an aggregate of 26,000,000 PIES (Premium Income Exchangeable Securities) consisting of its 6-1/4% Exchangeable Notes Due
August 15, 2001 (the "Underwritten PIES"), to be issued under an indenture (the "Indenture") dated as of November 13, 1995 between MediaOne Group and



-------------
* Plus an option to purchase from MediaOne Group, Inc. up to 3,900,000 additional PIES to cover over-allotments.

The First National Bank of Chicago, as trustee (the "Trustee"), as amended to the date hereof by the First Supplemental Indenture thereto dated as of December 6, 1995, the Second Supplemental Indenture thereto dated as of May 8, 1996 and the Third Supplemental Indenture thereto dated as of August 5, 1998. In addition, the Underwriters will have an option to purchase up to 3,900,000 PIES (the "Option PIES" and, together with the Underwritten PIES, the "PIES"). At maturity (including as a result of acceleration or otherwise), the PIES will be mandatorily exchanged by MediaOne Group into shares of Common Stock, par value $.01 per share (the "AirTouch Common Stock"), of AirTouch Communications, Inc., a Delaware corporation ("AirTouch") (or, at MediaOne Group's option under the circumstances described in the Final MediaOne Group Prospectus (as defined below), the cash equivalent for all or part thereof and/or such other consideration as permitted or required by the terms of the PIES) at the rate specified in the Final MediaOne Group Prospectus.

     In connection with the foregoing and pursuant to the Investment Agreement dated April 6, 1998 between AirTouch and MediaOne Group (the "Investment Agreement"), AirTouch has filed with the Commission a shelf registration statement (including a base prospectus), pursuant to Rule 415 and has filed a preliminary prospectus pursuant to Rule 424 with respect to a number of shares (the "Underwritten Shares") of AirTouch Common Stock offered pursuant to the Underwritten PIES plus an additional number of shares (the "Option Shares" and, together with the Underwritten Shares, the "Shares") of AirTouch Common Stock offered pursuant to the Option PIES, for sale by MediaOne Group as a selling stockholder (to the extent MediaOne Group shall so elect to deliver AirTouch Common Stock at maturity to holders of the PIES pursuant to the terms of the PIES), which registration statement is referred to in Section 2 of this Agreement.

     Certain terms used in this Agreement are defined in paragraph (a)(vi) of
Section 1 and paragraph (c) of Section 2.

     1.   REPRESENTATIONS AND WARRANTIES OF MEDIAONE GROUP.  (a) MediaOne
Group represents and warrants to, and agrees with, each Underwriter and AirTouch as set forth below in this Section 1.

            (i) MediaOne Group has filed with the Commission registration statements (file number 33-62451, 333-57187 and 333-59587) on Form S-3, including a basic prospectus, for the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of the PIES. MediaOne Group may have filed one or more amendments thereto, and may have used a Preliminary Final MediaOne Group Prospectus, each of which has previously been furnished to you and to AirTouch. Such registration statement, as so amended, has become effective. MediaOne Group will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the PIES and the offering thereof. As filed, such final prospectus supplement, except to the extent the Representatives (and, as to modifications to AirTouch Furnished Information, AirTouch) shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you and AirTouch prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic MediaOne Group Prospectus and any Preliminary Final MediaOne Group Prospectus) as MediaOne Group has advised you and AirTouch, prior to the Execution Time, will be included or made therein.

             (ii) On the MediaOne Group Effective Date, the MediaOne Group Registration Statement did or will, and when the Final MediaOne Group Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as hereinafter defined), the Final MediaOne Group Prospectus (and any supplement thereto) will, conform in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules thereunder; on the MediaOne Group Effective Date, the MediaOne Group Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the MediaOne Group Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final MediaOne Group Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that MediaOne Group makes no representations or warranties as to (A) that part of the MediaOne Group Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the MediaOne Group Registration Statement or the Final MediaOne Group Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to MediaOne Group by or on behalf of any Underwriter through the Representatives specifically for inclusion in the MediaOne Group Registration Statement or the Final MediaOne Group Prospectus (or any supplement thereto) or (C) the information contained in or omitted from the Final MediaOne Group Prospectus (or any supplement thereto) in reliance upon and in conformity with AirTouch Furnished Information.

             (iii) Subsequent to the respective dates as of which information is presented in the MediaOne Group Registration Statement and the Final MediaOne Group Prospectus, except as otherwise stated therein, there has been no material adverse change or any development involving a prospective material adverse change in the financial condition or results of operations of MediaOne Group and its subsidiaries taken as a whole ("MediaOne Material Adverse Effect").

           (iv) To the knowledge of MediaOne Group, the representations and warranties of AirTouch contained in Section 2 of this Agreement are (i) in cases where such representations and warranties are qualified as to materiality, true and correct and (ii) in all other cases, true and correct in all material respects.

         (v) MediaOne Group has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of AirTouch to facilitate the sale or resale of the PIES or the Shares and has not effected any sales of AirTouch Common Stock which, if effected by the issuer, would be required to be disclosed in response to Item 701 of Regulation S-K.

          (vi) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Commission" shall mean the Securities and Exchange Commission. "MediaOne Group Effective Date" shall mean each date that the MediaOne Group Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
       "Basic MediaOne Group Prospectus" shall mean the prospectus referred to in paragraph (a) (i) of this Section 1 contained in the MediaOne Group Registration Statement at the MediaOne Group Effective Date. "Preliminary Final MediaOne Group Prospectus" shall mean any preliminary prospectus supplement to the Basic MediaOne Group Prospectus which describes the PIES and the offering thereof, is used prior to filing the Final MediaOne Group Prospectus and is filed, together with the Basic MediaOne Group Prospectus and the Preliminary AirTouch Prospectus, pursuant to Rule 424(b). "Final MediaOne Group Prospectus" shall mean the prospectus supplement relating to the PIES that is first filed pursuant to Rule 424(b) after the Execution Time together with the Basic MediaOne Group Prospectus and the Final AirTouch Prospectus. "MediaOne Group Registration Statement" shall mean the registration statement referred to in paragraph (a) (i) of this Section 1, including incorporated documents, exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the MediaOne Group Effective Date as provided by Rule 430A. "Rule 415," "Rule 424," "Rule 430A," "Regulation S-K" and "Regulation S-X" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the PIES (or the Shares) and the offering thereof permitted to be omitted from the MediaOne Group Registration Statement (or the AirTouch Registration Statement) when it becomes effective pursuant to Rule 430A. "MediaOne Group Furnished Information" means the information furnished in writing by or on behalf of MediaOne Group for inclusion in the Preliminary AirTouch Prospectus or the Final AirTouch Prospectus; AirTouch and the Underwriters acknowledge that the statements set forth in the first two sentences of the first paragraph on the cover page, in the first sentence of the second paragraph on the cover page, under the caption "Summary --The Offering of the PIES," in the last sentence of the paragraph, under the caption "Risk Factors -- Impact of the PIES on the Market for the Common Stock" and in the first paragraph under the caption "Selling Stockholder" in any Preliminary AirTouch Prospectus or the Final AirTouch Prospectus constitute the only such information. Any reference herein to the MediaOne Group Registration Statement, the Basic MediaOne Group Prospectus, any Preliminary Final MediaOne Group Prospectus or the Final MediaOne Group Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the MediaOne Group Effective Date or the issue date of the Basic MediaOne Group Prospectus, any Preliminary Final MediaOne Group Prospectus or the Final MediaOne Group Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the MediaOne Group Registration Statement, the Basic MediaOne Group Prospectus, any Preliminary Final MediaOne Group Prospectus or the Final MediaOne Group Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the MediaOne Group Effective Date, or the issue date of any Preliminary Final MediaOne Group Prospectus or the Final MediaOne Group Prospectus, as the case may be, deemed to be incorporated therein by reference.

     (b) (i) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, result in a breach or violation of, or constitute a default under, (a) the articles of incorporation, by-laws or other governing documents of MediaOne Group or MediaOne of Delaware, Inc. (the "MediaOne Group Subsidiary") or (b) any material agreement, indenture or other instrument, to which any of them is a party or by which any of them is bound, or to which any of their properties is subject (except in the case of this clause (b) for such conflicts, breaches, violations and defaults that would not result in a MediaOne Material Adverse Effect) and
(ii) the performance by MediaOne Group of its obligations hereunder will not
(A) to the best knowledge of MediaOne Group, violate in any material respect any law, rule, administrative regulation or decree of any court, governmental agency, regulatory body or other governmental body, or any arbitrator having jurisdiction over MediaOne Group or the MediaOne Group Subsidiary or any of their respective properties, or (B) result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of MediaOne Group or the MediaOne Group Subsidiary (except for such liens, charges and encumbrances that would not have a MediaOne Material Adverse Effect).
Except for permits and similar authorizations required under the Act and the securities or "Blue Sky" laws of certain jurisdictions and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency, regulatory body or other governmental body or financial institution is required in connection with the consummation by MediaOne Group of the transactions contemplated by this Agreement. There are no significant subsidiaries (as defined in Rule 1-02 under Regulation S-X) of MediaOne Group other than the MediaOne Group Subsidiary.

     (c) This Agreement has been duly authorized, executed and delivered by MediaOne Group.

     (d) No action, suit or proceeding by or before any court or any governmental agency, regulatory body or other governmental body or any arbitrator involving MediaOne Group or any its subsidiaries, or any of their respective properties is pending or threatened that (i) may have a material adverse effect on the performance of this Agreement by MediaOne Group or the consummation by MediaOne Group of any of the transactions contemplated hereby or
(ii) may
have a MediaOne Group Material Adverse Effect (except, in the case of this clause (ii) for those that have been disclosed in the Final MediaOne Group Prospectus).

     In respect of the MediaOne Group Furnished Information MediaOne Group makes the same representations and warranties to AirTouch as MediaOne Group makes to each Underwriter under paragraph (a)(ii) of this Section 1.

     2. REPRESENTATIONS AND WARRANTIES OF AIRTOUCH. AirTouch represents and warrants to, and agrees with, each Underwriter and MediaOne Group as set forth below in this Section 2.

         (a) AirTouch meets the requirements for use of Form S-3 under the Act and has filed with the Commission a registration statement (file number 333-56645) on such Form, including a basic prospectus, for the registration under the Act of the offering and sale of the Shares. AirTouch may have filed one or more amendments thereto, and may have filed a Preliminary Final AirTouch Prospectus, each of which has previously been furnished to you and to MediaOne Group. AirTouch will next file with the Commission pursuant to Rules 415 and 424(b) a final prospectus with respect to the Shares and the offering thereof. As filed, such final prospectus or supplement, except to the extent the Representatives (and, as to modifications to MediaOne Group Furnished Information, MediaOne Group) shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you and MediaOne Group prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Preliminary Final AirTouch Prospectus) as AirTouch has advised you and MediaOne Group, prior to the Execution Time, will be included or made therein.

         (b) On the AirTouch Effective Date, the AirTouch Registration Statement did or will and when the Final AirTouch Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final AirTouch Prospectus (and any supplement thereto) will, conform in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules thereunder; on the AirTouch Effective Date, the AirTouch Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final AirTouch Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that AirTouch makes no representations or warranties as to the information contained in or omitted from the AirTouch Registration Statement or the Final AirTouch Prospectus (or any supplement thereto) in reliance upon and in conformity with
    (i) information furnished to AirTouch by or on behalf of any Underwriter through the Representatives for use in connection with the preparation of the AirTouch Registration Statement or the Final AirTouch Prospectus (or any supplement thereto) or (ii) the MediaOne Group Furnished Information. On the date of any filing thereof pursuant to Rule 424(b) and on the Closing Date, the Final
    MediaOne Group Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that AirTouch makes no representations or warranties as to the information contained in or omitted from the Final MediaOne
    Group Prospectus (or any supplement thereto), other than information contained in or omitted from the Final MediaOne Group Prospectus (or any supplement thereto) in reliance upon and in conformity with AirTouch Furnished Information.

     (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "AirTouch Effective Date" shall mean each date that the AirTouch Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Preliminary Final AirTouch Prospectus" shall mean any preliminary prospectus filed by AirTouch pursuant to Rule 424(b) which describes the Shares and the offering thereof and is used prior to filing the Final AirTouch Prospectus. "Final AirTouch Prospectus" shall mean the prospectus relating to the Shares that is first filed by AirTouch pursuant to Rule 424(b) after the Execution Time. "AirTouch Registration Statement" shall mean the registration statement referred to in paragraph (a) of this
    Section 2 including incorporated documents, exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the AirTouch Effective Date as provided by Rule 430A. "AirTouch Furnished Information" means information furnished in writing by or on behalf of AirTouch for inclusion in the Preliminary Final MediaOne Prospectus or the Final MediaOne Prospectus; MediaOne Group and the Underwriters acknowledge that the geographical map of AirTouch's cellular network appearing on the fold-out inside cover page and the statements set forth under the caption "Risk Factors -- Potential Future Issuances of AirTouch Common Stock" (excluding the last sentence thereof) and under the caption "AirTouch Communications, Inc." in any Preliminary Final MediaOne Prospectus or the Final MediaOne Group Prospectus, and the statements set forth in any Preliminary Final AirTouch Prospectus or the Final AirTouch Prospectus (other than the MediaOne Group Furnished Information contained therein and other than information furnished to AirTouch by or on behalf of any Underwriter through the Representatives for use in connection with the preparation of the AirTouch Registration Statement or the Final AirTouch Prospectus (or any supplement thereto)) constitute the only such information. Any reference herein to the AirTouch Registration Statement, any Preliminary Final AirTouch Prospectus or the Final AirTouch Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
    Item 12 of Form S-3 which were filed under the Exchange Act on or before the AirTouch Effective Date or the issue date of the and Preliminary Final AirTouch Prospectus or the Final AirTouch Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the AirTouch Registration Statement, any Preliminary Final AirTouch Prospectus or the Final AirTouch Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the AirTouch Effective Date, or the issue date of any Preliminary Final AirTouch Prospectus or the Final AirTouch Prospectus, as the case may be, deemed to be incorporated therein by reference. The term "Material Adverse Effect" shall mean a material adverse change or any development involving a prospective material adverse change in the financial condition or results of operations of AirTouch and its consolidated subsidiaries, taken as a whole.

          (d) Each of AirTouch and each of AirTouch Cellular, a California corporation, AirTouch of Nevada, a Nevada corporation, AirTouch Cellular, Inc., a Delaware corporation, and AirTouch International, a California corporation, (each individually a "AirTouch Subsidiary" and collectively the "AirTouch Subsidiaries") is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized. Each of AirTouch and the AirTouch Subsidiaries has been duly incorporated and has full corporate power and authority to own its properties and conduct its business as described in the Final AirTouch Prospectus. Each of AirTouch and the AirTouch Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the ownership or leasing of its properties or the conduct of its business legally require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect.

          (e) There are no options, warrants or other rights to subscribe for, to purchase or to convert any obligations into or exchange any securities for, any shares of capital stock of the Company pursuant to the Company's articles of incorporation, by-laws or other governing documents or any agreement or other instrument to which the Company or any of the AirTouch Subsidiaries is a party or by which any of them may be bound, except as disclosed in the Final AirTouch Prospectus. Neither the filing of the AirTouch Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of AirTouch Common Stock or other securities of AirTouch. The capitalization of AirTouch as of June 30, 1998 is as set forth in the AirTouch Final Prospectus and the AirTouch Common Stock conforms to the description thereof contained in the AirTouch Prospectus. All of the outstanding shares of capital stock of each AirTouch Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except as otherwise set forth in the AirTouch Final Prospectus, are owned by AirTouch, directly or through wholly owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party.

          (f) (i) None of the execution or delivery of this Agreement, the sale of the Shares pursuant to the PIES, or the consummation by AirTouch of the transactions contemplated hereby will conflict with, result in a breach or violation of, or constitute a default under (A) the articles of incorporation, by-laws or other governing documents of AirTouch or any of the AirTouch Subsidiaries or (B) any material agreement, indenture or other instrument, to which any of them is a party or by which any of them is bound, or to which any of their properties is subject (except in the case of this clause (B) for such conflicts, breaches, violations and defaults that would not result in a Material Adverse Effect) and (ii) the performance by AirTouch of its obligations hereunder will not violate in any material respect any law, rule, administrative regulation or decree of any court, governmental agency, regulatory body or other governmental body, or any arbitrator having jurisdiction over AirTouch, the AirTouch Subsidiaries or any of their respective properties, or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of AirTouch or any of the AirTouch Subsidiaries (except for such liens, charges and encumbrances that would not have a Material Adverse Effect). Except for permits and similar authorizations required under the Act and the securities or "Blue Sky" laws of certain jurisdictions and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency, regulatory body or other governmental body or financial institution is required in connection with the consummation by AirTouch of the transactions contemplated by this Agreement.

          (g) This Agreement has been duly authorized, executed and delivered by AirTouch.

          (h) No action, suit or proceeding by or before any court or any governmental agency, regulatory body or other governmental body or any arbitrator involving AirTouch or any its subsidiaries, or any of their respective properties is pending or threatened that (i) may have a material adverse effect on the performance of this Agreement by AirTouch or the consummation by AirTouch of any of the transactions contemplated hereby or (ii) may have a Material Adverse Effect (except, in the case of this clause (ii) for those that have been disclosed in the Final AirTouch Prospectus); and there is no franchise, contract or other document of a character required to be described in the AirTouch Registration Statement or Final AirTouch Prospectus, or to be filed as an exhibit, which is not described or filed as required.

          (i) AirTouch has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of AirTouch Common Stock to facilitate the resale by MediaOne Group of the Shares pursuant to the offering of the PIES.

          (j) AirTouch is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 as amended, and the rules and regulations thereunder.

     3. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, MediaOne Group agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from MediaOne Group, the number of PIES set forth opposite that Underwriter's name on Schedule I hereto, at a price of $56.535 per PIES.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, MediaOne Group hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,900,000 of the Option PIES at the same purchase price as the Underwriters shall pay for the Underwritten PIES. Said option may be exercised only to cover over-allotments in the sale of the Underwritten PIES by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final MediaOne Group Prospectus upon written or telegraphic notice by the Representatives to MediaOne Group setting forth the number of the Option PIES as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the Option PIES, and payment therefor, shall be made as provided in Section 4 hereof. The number of the Option PIES to be purchased by each Underwriter shall be the same percentage of the total number of the Option PIES to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten PIES, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Option PIES.

     4. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten PIES and the Option PIES (if the option provided for in Section 3(b) hereof shall have been exercised on or before the second business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on August 5, 1998, (or such later date not later than five business days after such specified date as the Representatives shall designate) which date and time may be postponed by agreement between the Representatives and MediaOne Group or as provided in Section 11 hereof (such date and time of delivery and payment for the PIES being herein called the "Closing Date"). Delivery of the PIES shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of MediaOne Group by wire transfer of same day funds to an account specified by MediaOne Group on or before the second business day prior to the Closing Date. Delivery of the PIES shall be made through the facilities of the Depositary Trust Company, unless the Representatives otherwise instruct. Certificates for the PIES shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

     If the option provided for in Section 3(b) hereof is exercised after the second business day prior to the Closing Date, MediaOne Group will deliver the Option PIES (at the expense of MediaOne Group) to the Representatives through the facilities of the Depositary Trust Company on the date specified by the Representatives (which shall be within three business days after exercise of said option) to the Representatives against payment of the purchase price thereof to or upon the order of MediaOne Group by wire transfer of funds payable in same day funds to the above-mentioned account specified by MediaOne Group.
If settlement for the Option PIES occurs after the Closing Date, MediaOne Group and AirTouch will deliver to the Representatives on the settlement date for the Option PIES, and the obligation of the Underwriters to purchase the Option PIES shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

     5. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the PIES for sale to the public as set forth in the Final MediaOne Group Prospectus.

     6. AGREEMENTS OF MEDIAONE GROUP. MediaOne Group agrees with the several Underwriters that:

          (a) MediaOne Group will use its best efforts to cause the MediaOne Group Registration Statement, if not effective at the Execution Time, and any amendment thereof to become effective. Prior to the termination of the offering of the PIES, MediaOne Group will not file any amendment of the MediaOne Group Registration Statement or supplement (including the Final MediaOne Group Prospectus or any Preliminary Final MediaOne Group Prospectus) to the Basic MediaOne Group Prospectus unless MediaOne Group has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object unless MediaOne Group shall conclude in good faith that such filing is required by applicable law. Subject to the foregoing sentence, MediaOne Group will cause the Final MediaOne Group Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. MediaOne Group will promptly advise the Representatives (i) when the MediaOne Group Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final MediaOne Group Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the PIES, any amendment to the MediaOne Group Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the MediaOne Group Registration Statement or supplement to the Final MediaOne Group Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the MediaOne Group Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by MediaOne Group of any notification with respect to the suspension of the qualification of the PIES for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. MediaOne Group will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the PIES is required to be delivered under the Act, any event occurs as a result of which the Final MediaOne Group Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the MediaOne Group Registration Statement or supplement the Final MediaOne Group Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, MediaOne Group promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance.

          (c) As soon as practicable, MediaOne Group will make generally available to its security holders an earnings statement or statements of MediaOne Group and its subsidiaries which will satisfy the provisions of
    Section 11(a) of the Act and Rule 158 under the Act.

          (d) MediaOne Group will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the MediaOne Group Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the MediaOne Group Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final MediaOne Group Prospectus and the Final MediaOne Group Prospectus and any supplement thereto as the Representatives may reasonably request. MediaOne Group will pay the expenses of printing or other production of the MediaOne Group Registration Statement, each Preliminary Final MediaOne Group Prospectus and the Final MediaOne Group Prospectus (other than with respect to the Preliminary Final AirTouch Prospectus and Final AirTouch Prospectus, respectively, attached a thereto, which shall be paid by AirTouch).

          (e) MediaOne Group will arrange for the qualification of the PIES and the Shares for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the PIES and the Shares; provided, however, that in connection therewith MediaOne Group shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (f) MediaOne Group will not, for a period of 90 days following the Execution Time, without the prior written consent of Lehman Brothers Inc., offer for sale, sell or contract to sell, or otherwise dispose of, or announce the offering of, or file or cause the filing of any registration statement under the Securities Act with respect to, any shares of AirTouch Common Stock or any securities convertible into, or exchangeable for, or warrants to acquire, shares of AirTouch Common Stock (other than the PIES).

     7. AGREEMENTS OF AIRTOUCH. AirTouch agrees with the several Underwriters that:

          (a) AirTouch will use its best efforts to cause the AirTouch Registration Statement, if not effective at the Execution Time, and any amendment thereof to become effective. Prior to the termination of the offering of the PIES, AirTouch will not file any amendment of the AirTouch Registration Statement or supplement (including the Final AirTouch Prospectus) to the Preliminary Final AirTouch Prospectus or the Final AirTouch Prospectus unless AirTouch has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object unless AirTouch shall conclude in good faith that such filing is required by applicable law. Subject to the foregoing sentence, AirTouch will cause the Final AirTouch Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. AirTouch will promptly advise the Representatives (i) when the AirTouch Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final AirTouch Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Shares, any amendment to the AirTouch Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the AirTouch Registration Statement or supplement to the Final AirTouch Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the AirTouch Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by AirTouch of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. AirTouch will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (i) any event occurs as a result of which the Final AirTouch Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (ii) it shall be necessary to amend the AirTouch Registration Statement or supplement the Final AirTouch Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, AirTouch will promptly notify the Underwriters and will promptly prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 7, an amendment or supplement which will correct such statement or omission or effect such compliance.

          (c) As soon as practicable, AirTouch will make generally available to its security holders and to the Representatives an earnings statement or statements of AirTouch and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) AirTouch will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the AirTouch Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the AirTouch Registration Statement (without exhibits thereto) and, so long as delivery by an Underwriter or dealer of a prospectus with respect to the PIES may be required by the Act, as many copies of each Preliminary Final AirTouch Prospectus and the Final AirTouch Prospectus and any supplement thereto as the Representatives may reasonably request.
     AirTouch will pay the expenses of printing or other production of the AirTouch Registration Statement, each Preliminary Final AirTouch Prospectus and the Final AirTouch Prospectus.

          (e) AirTouch will cooperate with MediaOne Group for purposes of the qualification of the PIES and the Shares for sale under the laws of such jurisdictions as the Representatives may designate and will use all reasonable efforts to maintain such qualifications in effect so long as required for the sale of the Shares pursuant to the distribution of the PIES; provided, however, that in connection therewith, AirTouch shall not be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process, or to taxation, in any jurisdiction where it is not now so subject.

          (f) AirTouch will not, for a period of 90 days following the Execution Time, without the prior written consent of Lehman Brothers Inc., offer for sale, sell or contract to sell, or otherwise dispose of, or announce the offering of, or file or cause the filing of any registration statement under the Securities Act with respect to, (i) any shares of AirTouch Common Stock or any securities convertible into, or exchangeable for, or warrants to acquire, shares of AirTouch Common Stock (other than the Shares in connection with the offering by MediaOne Group of the PIES); PROVIDED, HOWEVER, that AirTouch may sell AirTouch Common Stock or grant options to purchase the same, in either case, pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of AirTouch in effect at the Execution Time.

          (g) AirTouch will furnish to the Trustee copies of its annual report to stockholders and reports on Forms 10-K and 10-Q in sufficient quantities for transmission to holders of the PIES as soon as practicable after such reports are required to be filed with the Commission. The cost of production of such reports will be borne by AirTouch and the cost of transmitting such reports to the holders will be borne by MediaOne Group.

          (h) AirTouch will take such actions as may be reasonably necessary to comply with the rules and regulations of the NYSE in respect of the offering of the Shares contemplated hereby.

     8. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the PIES shall be subject to the accuracy of the representations and warranties on the part of MediaOne Group and AirTouch contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of MediaOne Group and AirTouch made in any certificates pursuant to the provisions hereof, to the performance by MediaOne Group and AirTouch of their respective obligations hereunder and to the following additional conditions:

     (a) If the MediaOne Group Registration Statement or the AirTouch Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, such MediaOne Group or AirTouch Registration Statement will become effective not later than (i) 6:00 PM, New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM, New York City time, on such date or (ii) 12:00 Noon, New York City time, on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM, New York City time, on such date; if filing of the Final MediaOne Group Prospectus or the

Final AirTouch Prospectus, or any supplements thereto, is required pursuant to Rule 424(b), such Final MediaOne Group Prospectus or Final AirTouch Prospectus, and any such supplements, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the MediaOne Group Registration Statement or the AirTouch Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) MediaOne Group shall have furnished to the Representatives the opinion of Stephen E. Brilz, Esq., Corporate Counsel of MediaOne Group, dated the Closing Date, to the effect that:

           (i) each of MediaOne Group and the MediaOne Group Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to own its properties and conduct its business as described in the Final MediaOne Group Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where failure to so qualify would not have a material adverse effect on MediaOne Group and the MediaOne Group Subsidiary, taken as a whole;

            (ii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the distribution of the PIES and the Shares by MediaOne Group and such other approvals (specified in such opinion) as have been obtained; and

           (iii) to the best knowledge of such counsel, MediaOne Group has good and marketable title to the Shares and owns such Shares free and clear of all liens, encumbrances, equities and claims.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Colorado or the United States, to the extent such counsel deems proper and specified in such opinion, the State of Delaware, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of MediaOne Group and public officials. References to the Final MediaOne Group Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

       (c) MediaOne Group shall have furnished to the Representatives the opinion of Weil, Gotshal & Manges, counsel for MediaOne Group, dated as of the Closing Date, to the effect that:

      (i) MediaOne Group has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Final MediaOne Group Prospectus;

          (ii) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a legal, valid and binding instrument enforceable against MediaOne Group in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the PIES have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement will constitute legal, valid and binding obligations of MediaOne Group entitled to the benefits of the Indenture;

           (iii) the MediaOne Group Registration Statement was declared effective under the Act; any required filing of the Basic MediaOne Group Prospectus, any Preliminary Final MediaOne Group Prospectus and the Final MediaOne Group Prospectus, and of any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the MediaOne Group Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened;

           (iv) this Agreement has been duly authorized, executed and delivered by MediaOne Group; and

           (v) The statements in the Basic MediaOne Group Prospectus under the heading "Description of Debt Securities" and the statements in the Final MediaOne Group Prospectus under the heading "Description of the PIES", insofar as such statements constitute a summary of certain provisions of the Indenture and the PIES, are accurate in all material respects.

     In addition, such counsel shall state that it has participated in conferences with officers and other representatives of MediaOne Group, representatives of the independent public accountants for MediaOne Group and representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the MediaOne Group Registration Statement and the Final MediaOne Group Prospectus and related matters were discussed; such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the MediaOne Group Registration Statement and the Final MediaOne Group Prospectus, except for the statements in the Basic MediaOne Group Prospectus under the heading "Description of Debt Securities" and the statements in the Final MediaOne Group Prospectus under the heading "Description of the PIES"; however, based upon such counsel's participation in the aforesaid conferences, no facts have come to its attention which lead it to believe that the MediaOne Group Registration Statement, as of the MediaOne Group Effective Date, and the Final MediaOne Group Prospectus (other than the financial statements and other financial, accounting and operating (as described below) information contained therein, the AirTouch Furnished Information, and exhibit 25 to the MediaOne Group Registration Statement, as to which such counsel need express no opinion) did not comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that at the Effective Date the MediaOne Group Registration Statement (other than the financial statements and schedules and other financial, accounting and operating (as described below) information included therein and exhibit 25 to the MediaOne Group Registration Statement) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements included therein not misleading or that, as of the date thereof or on the Closing Date, the Final MediaOne Group Prospectus (other than the financial statements and schedules and other financial, accounting and operating (as described below) information included therein, the AirTouch Furnished Information, and exhibit 25 to the MediaOne Group Registration Statement) included or includes any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements included therein, in the light of the circumstances under which they were made, not misleading. For purposes of this paragraph, the phrase "operating information" means information of the type included in the Final MediaOne Group Prospectus in the last item under the caption "Summary Financial Data."

     (d) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the PIES, the Indenture, the MediaOne Group Registration Statement, the Final MediaOne Group Prospectus (together with any supplement thereto), the Shares, the AirTouch Registration Statement, the Final AirTouch Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and MediaOne Group and AirTouch shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (e) AirTouch shall have furnished to the Representatives and to MediaOne Group the opinion of Margaret G. Gill, Esq., Senior Vice President, Legal, External Affairs and Secretary for AirTouch, dated as of the Closing Date, to the effect that:

           (i) each of AirTouch and the AirTouch Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Final AirTouch Prospectus and, in the case of AirTouch, to enter into and perform this Agreement; each of AirTouch and the AirTouch Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

           (ii) all of the outstanding shares of AirTouch Common Stock have been duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof; except as described in the Final AirTouch Prospectus, there are no preemptive rights, options, warrants or other rights to subscribe for, to purchase or to convert any obligations into or exchange any securities for, or any restriction upon the voting or transfer of, any shares of capital stock of AirTouch pursuant to the Amended and Restated Articles of Incorporation of AirTouch, the Amended and Restated By-laws of AirTouch, or, to the knowledge of such counsel, any agreement or other instrument to which AirTouch is a party or by which it is bound; to the knowledge of such counsel, neither the filing of the AirTouch Registration Statement nor the offering or sale of the Shares pursuant to the PIES as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of AirTouch Common Stock or other securities of AirTouch; and the authorized, issued and outstanding capital stock of AirTouch at June 30, 1998 is as set forth under "Capitalization" in the Final AirTouch Prospectus and the AirTouch Common Stock conforms to the description thereof contained in the Final AirTouch Prospectus;

           (iii) to the best knowledge of such counsel, there is no franchise, contract or other document of a character required to be described in the AirTouch Registration Statement or Final AirTouch Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; all descriptions in the Final AirTouch Prospectus of statutes, regulations, legal or governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown;

           (iv) the AirTouch Registration Statement has become effective under the Act; any required filing of the Final AirTouch Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the AirTouch Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened;

           (v) the AirTouch Registration Statement and the Final AirTouch Prospectus (except the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder;

           (vi) this Agreement has been duly authorized, executed and delivered by AirTouch; the execution and delivery of this Agreement by AirTouch and the consummation by AirTouch of the transactions contemplated hereby will not conflict with, result in a breach or violation of, or constitute a default under (a) the Amended and Restated Articles of Incorporation of AirTouch, the Amended and Restated By-laws of AirTouch or any of the AirTouch Subsidiaries or (b) any material agreement, indenture or other instrument to which any of them is a party or by which any of them is bound filed as an exhibit to the AirTouch Registration Statement or otherwise known to such counsel (except, in the case of clause (a), for such conflicts, breaches, violations and defaults that would not result in a Material Adverse Effect), or, to the knowledge of such counsel, any law, rule, administrative regulation or decree of any court, governmental agency, regulatory body or other governmental body, or any arbitrator having jurisdiction over AirTouch;

         (vii) no consent, approval, authorization or order of any court, governmental agency, regulatory body or other governmental body is required for the performance of this Agreement by AirTouch or the consummation by AirTouch of the transactions contemplated hereby, except such as have been obtained under the Act;

           (viii) to the knowledge of such counsel, there is no action, suit or proceeding by or before any court or governmental agency, regulatory body or other governmental body or any arbitrator involving AirTouch required to be disclosed in the AirTouch Registration Statement, other than those disclosed therein; and

           (ix) the Shares are duly listed and admitted for trading on the NYSE; the AirTouch Common Stock conforms in all material respects to the description thereof contained in the Final AirTouch Prospectus.

     In addition such counsel shall state that although she is not passing upon and has not checked the accuracy or completeness, or otherwise verified the information furnished in the AirTouch Registration Statement and the Final AirTouch Prospectus (except to the extent otherwise set forth above), she has considered the information required to be furnished therein, and on the basis of such consideration, but without independent checking and verification, she has no reason to believe that, at the AirTouch Effective Date, the AirTouch Registration Statement and the basic prospectus included therein at the AirTouch Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the AirTouch Furnished Information contained in the Final MediaOne Prospectus as of the date of such prospectus or on the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; it being understood that with respect to the matters covered by this paragraph, counsel shall express no opinion as to the financial statements and related schedules and other financial or statistical data contained in or omitted from the AirTouch Registration Statement or the AirTouch Furnished Information contained in the Final MediaOne Prospectus.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent she deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of AirTouch and public officials. References to the Final AirTouch Prospectus in this paragraph (e) include any supplements thereto at the Closing Date.

     (f) MediaOne Group shall have furnished to the Representatives a certificate of MediaOne Group, signed by the Executive Vice President and Chief Financial Officer of

MediaOne Group or Senior Vice President and Treasurer of MediaOne Group, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the MediaOne Group Registration Statement, the Final MediaOne Group Prospectus, any supplements to the Final MediaOne Group Prospectus and this Agreement and that to the best of his knowledge after reasonable investigation:

           (i) the representations and warranties of MediaOne Group in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and MediaOne Group has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

           (ii) no stop order suspending the effectiveness of the MediaOne Group Registration Statement has been issued and no proceedings for that purpose have been instituted or, to MediaOne Group's knowledge, threatened; and

           (iii) since the date of the most recent financial statements included in the Final MediaOne Group Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the financial position or results of operations of MediaOne Group and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final MediaOne Group Prospectus (exclusive of any supplement thereto).

     (g) AirTouch shall have furnished to the Representatives a certificate of AirTouch, signed by one of: the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, or any Vice President, and one of: the Chief Financial Officer, the Treasurer or any Assistant Treasurer of AirTouch, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the AirTouch Registration Statement, the Final AirTouch Prospectus, any supplements to the Final AirTouch Prospectus and this Agreement and that:

           (i) the representations and warranties of AirTouch in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and AirTouch has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

           (ii) no stop order suspending the effectiveness of the AirTouch Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or, to his or her knowledge, threatened as of such date; and

           (iii) since the date of the most recent financial statements included in the Final AirTouch Prospectus (exclusive of any supplement thereto), there has been no material adverse change or any development involving a prospective material adverse change in the Financial condition or results of operations of AirTouch and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final AirTouch Prospectus (exclusive of any supplement thereto).

     (i)  At the Execution Time and at the Closing Date, Arthur Andersen
LLP, accountants for MediaOne Group for the years ended December 31, 1996 and 1997, shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

          (1) in their opinion the audited financial statements and financial statement schedules included or incorporated in the MediaOne Group Registration Statement and the Final MediaOne Group Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (2) on the basis of a reading of the latest unaudited financial statements made available by the MediaOne Group and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and executive, finance, audit committees of MediaOne Group and its subsidiaries; and inquiries of certain officials of MediaOne Group who have responsibility for financial and accounting matters of MediaOne Group and its subsidiaries as to transactions and events subsequent to December 31, 1997, nothing came to their attention which caused them to believe that:

               (a) any unaudited financial statements included or incorporated in the MediaOne Group Registration Statement and the Final MediaOne Group Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the MediaOne Group Registration Statement and the Final MediaOne Group Prospectus; or

               (b) with respect to the period subsequent to June 30, 1998, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the capital stock of MediaOne Group, or any increase in the consolidated long-term debt of MediaOne Group and its subsidiaries, or decreases in consolidated net current assets or net assets as compared with the amounts shown on the June 30, 1998 consolidated balance sheet included or incorporated in the MediaOne Group Registration Statement and the Final MediaOne Group Prospectus, or for the period from July 1, 1998 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in consolidated revenues, net income or net income per share of MediaOne Group and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by MediaOne Group as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

               (c) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of MediaOne Group and its subsidiaries) set forth or incorporated in the MediaOne Group Registration Statement and the Final MediaOne Group Prospectus and in Exhibit 12 to the MediaOne Group Registration Statement, agrees with the accounting records of MediaOne Group and its subsidiaries, excluding any questions of legal interpretation.

     (ii) At the Execution Time and at the Closing Date, PricewaterhouseCoopers LLP, accountants for MediaOne Group for the year ended December 31, 1995, shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

          (1) in their opinion the audited financial statements and financial statement schedules included or incorporated in the MediaOne Group Registration Statement and the Final MediaOne Group Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (2) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of MediaOne Group and its subsidiaries) specified by the Representatives set forth or incorporated in the MediaOne Group Registration Statement and the Final MediaOne Group Prospectus, agrees with the accounting records of MediaOne Group and its subsidiaries, excluding any questions of legal interpretation.

References to the Final MediaOne Group Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

     (i)  At the Execution Time and at the Closing Date,
PricewaterhouseCoopers LLP, accountants for AirTouch, shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

           (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the AirTouch Registration Statement and the Final AirTouch Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

           (ii) on the basis of a reading of the latest unaudited financial statements made available by AirTouch and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and committees of AirTouch and its subsidiaries; and inquiries of certain officials of AirTouch who have responsibility for financial and accounting matters of AirTouch and its subsidiaries as to transactions and events subsequent to December 31, 1997, nothing came to their attention which caused them to believe that:

               (1) any unaudited financial statements included or incorporated in the AirTouch Registration Statement and the Final AirTouch Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the AirTouch Registration Statement and the Final AirTouch Prospectus; or

               (2) with respect to the period subsequent to June 30, 1998, there were any increases, at a specified date not more than five business days prior to the date of the letter, in borrowings under the commercial paper program of AirTouch and its consolidated subsidiaries as compared with the amounts shown on the June 30, 1998 consolidated balance sheet included or incorporated in the AirTouch Registration Statement and the Final AirTouch Prospectus, or for the period from July 1, 1998 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by AirTouch as to the significance thereof unless said explanation is not deemed necessary by the Representative.

           (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of AirTouch and its subsidiaries) set forth or incorporated in the AirTouch Registration Statement and the Final AirTouch Prospectus, agrees with the accounting records of AirTouch and its subsidiaries, excluding any questions of legal interpretation.

References to the Final AirTouch Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

     (j)  At the Execution Time and at the Closing Date, Arthur Andersen
LLP, accountants for the former US WEST NewVector Group, Inc., shall have furnished to the Representatives a letter or letters related to US WEST NewVector Group, Inc., dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

     (k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in each of the MediaOne Group Registration Statement and the AirTouch Registration Statements (exclusive of any amendment thereof) and each of the Final MediaOne Group Prospectus and the Final AirTouch Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of either MediaOne Group or AirTouch and their respective subsidiaries, taken as a whole, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the PIES as contemplated by the MediaOne Group Registration Statement (exclusive of any amendment thereof) and the Final MediaOne Group Prospectus (exclusive of any supplement thereto).

     (l) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of MediaOne Group's or AirTouch's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (m) The PIES shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

     (n) Prior to the Closing Date, each of MediaOne Group and AirTouch shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to MediaOne Group and AirTouch in writing or by telephone or telegraph confirmed in writing.

     9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the PIES provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of MediaOne Group or AirTouch to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, MediaOne Group will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the PIES. The Underwriters agree to pay such expenses, fees and disbursements in any other event. In no event will MediaOne Group be liable to any of the Underwriters for damages on account of loss of anticipated profits.

     10. INDEMNIFICATION AND CONTRIBUTION. (a) MediaOne Group agrees to indemnify and hold harmless each Underwriter and AirTouch, the directors, officers, employees and agents of each Underwriter or AirTouch, and each person who controls any Underwriter or AirTouch within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the MediaOne Group Registration Statement as originally filed or in any amendment thereof, or in the Basic MediaOne Group Prospectus, any Preliminary Final MediaOne Group Prospectus or the Final MediaOne Group Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that MediaOne Group will not be liable under the indemnity agreement in this paragraph (a) to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the MediaOne Group Registration Statement as originally filed or in any amendment thereof, or in the Basic MediaOne Group Prospectus, any Preliminary Final MediaOne Group Prospectus or the Final MediaOne Group Prospectus, or in any amendment thereof or supplement thereto in reliance upon and in conformity with (A) written information furnished to MediaOne Group by or on behalf of any Underwriter through the Representatives specifically for inclusion therein or (B) the AirTouch Furnished Information (including the information contained in any Preliminary Final AirTouch

Prospectus or Final AirTouch Prospectus included in any such document (other than information contained in or omitted from any such Preliminary Final AirTouch Prospectus or Final AirTouch Prospectus in reliance on and conformity with MediaOne Group Furnished Information)); and PROVIDED, FURTHER that MediaOne Group shall not be liable to any Underwriter under the indemnity agreement in this paragraph (a) with respect to the Preliminary Final MediaOne Group Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold PIES to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final MediaOne Group Prospectus (excluding documents incorporated by reference), as the case may be, or of the Final MediaOne Group Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Act and where MediaOne Group has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Final Preliminary MediaOne Group Prospectus and corrected in the Final MediaOne Group Prospectus (excluding documents incorporated by reference) or in the Final MediaOne Group Prospectus as then amended or supplemented (excluding documents incorporated by reference).
This indemnity agreement will be in addition to any liability which MediaOne Group may otherwise have.

    (b) AirTouch agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, and AirTouch agrees to indemnify and hold harmless MediaOne Group, the directors, officers, employees and agents of MediaOne Group, and each person who controls MediaOne Group within the meaning of either the Act or the Exchange Act, in either case, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the AirTouch Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Final AirTouch Prospectus or the Final AirTouch Prospectus, or in any amendment thereof or supplement thereto, or (ii) all other AirTouch Furnished Information, or arise out of or are based upon the omission hereto, or arise out of or are based upon the omission or alleged omission to state in the documents referred to in clause (i) or (ii) above a material fact required to be stated in the documents referred to in clause (i) or (ii) above or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that AirTouch will not be liable under the indemnity agreement in this paragraph (b) to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the documents referred to in clause (i) above in reliance upon and in conformity with (A) written information furnished to AirTouch by or on behalf of any Underwriter through the Representatives specifically for inclusion therein or (B) MediaOne Group Furnished Information; and PROVIDED,

FURTHER that AirTouch shall not be liable to any Underwriter under the indemnity agreement in this paragraph (b) with respect to the Preliminary Final AirTouch Prospectus or Final MediaOne Group Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold PIES to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final MediaOne Group Prospectus (including the Final AirTouch Prospectus, but excluding, in either case, documents incorporated by reference)) or of the Final MediaOne Group Prospectus (including the Final AirTouch Prospectus as then amended or supplemented (excluding, in either case, documents incorporated by reference)), as the case may be, in any case where such delivery is required by the Act and, if the correction were made in the Final AirTouch Prospectus (or amendment or supplement thereto), AirTouch has previously furnished copies of the Final AirTouch Prospectus (excluding documents incorporated by reference) or the Final AirTouch Prospectus as then amended or supplemented (excluding documents incorporated by reference) in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Final AirTouch Prospectus and corrected in the Final AirTouch Prospectus (excluding documents incorporated by reference) or in the Final AirTouch Prospectus as then amended or supplemented (excluding documents incorporated by reference). This indemnity agreement will be in addition to any liability which AirTouch may otherwise have.

     (c) Each Underwriter severally agrees to indemnify and hold harmless MediaOne Group and AirTouch, each of their respective directors, each of their respective officers who signs the MediaOne Group Registration Statement, and each person who controls MediaOne Group or AirTouch within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity in paragraph (a) from MediaOne Group to each Underwriter and AirTouch, but only with reference to written information furnished to MediaOne Group by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. MediaOne Group and AirTouch acknowledge that the statements set forth in the last paragraph of the cover page, in the last paragraph of the inside cover page and under the heading "Plan of Distribution" in any Preliminary Final MediaOne Group Prospectus or the Final MediaOne Group Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters as of the date hereof for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representative, confirm that such statements are correct.

     (d) Each Underwriter severally agrees to indemnify and hold harmless AirTouch and MediaOne Group, each of their respective directors, each of their respective officers who signs the AirTouch Registration Statement and each person who controls AirTouch or MediaOne Group within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity in paragraph (b) from AirTouch to each Underwriter and MediaOne Group, but only with reference to written information relating to such Underwriter furnished to AirTouch or MediaOne Group by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in clause (i) of the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. AirTouch and MediaOne Group acknowledge that the statements set forth in the first paragraph of the inside cover page and under the heading "Plan of Distribution" in any Preliminary Final AirTouch Prospectus or the Final AirTouch Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters as of the date hereof for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

     Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from any liability under paragraphs (a), (b), (c) or (d) above except to the extent it has been materially prejudiced by such omission and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a), (b), (c) or (d) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that, any indemnified party may employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided below. Upon receipt of notice from the indemnifying party to the indemnified party of its election to assume the defense thereof and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party (except as set forth below) under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless
(i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses which the indemnified party shall have been advised by such counsel may be available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed satisfactory counsel to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party shall not be liable for any amounts paid in settlement of any action or claim without its written consent of the indemnifying party, which shall not be unreasonably withheld. An indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (f)  In the event that the indemnity provided in paragraph (a), (b),
(c) or (d) of this Section 10 is for any reason held by a court to be unavailable to an indemnified party for any reason, MediaOne Group, AirTouch and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which MediaOne Group, AirTouch and one or more of the Underwriters may be subject (i) if the claim under such indemnity would have related to the Underwriters as an indemnifying or indemnified party, (x) in such proportion as shall be appropriate to reflect the relative benefits received by MediaOne Group or AirTouch, as applicable, on the one hand and the Underwriters, on the other, from the offering of the PIES or (y) if the allocation provided by clause (i)
(x) above is not permitted by applicable law or if the otherwise indemnified party failed to give the notice required under Section 10(e), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) (x) above but also the relative fault of MediaOne Group or AirTouch, as applicable, on the one hand and the Underwriters, on the other, with respect to the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations or (ii) if the claim under the indemnity would have related to MediaOne Group or AirTouch as the respective indemnifying and indemnified parties (or vice versa), in such proportion as shall be appropriate to reflect the relative fault of MediaOne Group or AirTouch, as applicable with respect to the statements or omissions which resulted in such Losses as well as any other relevant equitable principles; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the PIES) be responsible for any amount in excess of the product of (i) the total Losses and
(ii) the percentage (expressed as a decimal) that the aggregate underwriting discount applicable to the PIES purchased by such Underwriter hereunder bears to the aggregate initial public offering price of such PIES. The relative benefits received by MediaOne Group or AirTouch, as applicable, on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by MediaOne Group, and the total underwriting discounts and commissions, respectively, in each case as set forth on the cover page of the Final MediaOne Group Prospectus and, as between AirTouch and the Underwriters, AirTouch shall be deemed for this purpose to have received such total net proceeds as received by MediaOne Group. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by MediaOne Group or AirTouch, as applicable, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. MediaOne Group, AirTouch and the Underwriters agree that it would not be just and equitable if contribution were determined by PRO RATA allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (g), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls MediaOne Group or AirTouch within the meaning of either the Act or the Exchange Act, each officer of MediaOne Group or AirTouch who shall have signed the MediaOne Group

Registration Statement or the AirTouch Registration Statement, as the case may be, and each director of MediaOne Group or AirTouch shall have the same rights to contribution as MediaOne Group or AirTouch, subject in each case to the applicable terms and conditions of this paragraph (g). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against another party or parties under this paragraph (g), notify such party or parties from whom contribution may be sought, but the omission to so notify in writing such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise under this paragraph (g).

     11. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the PIES agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of PIES set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of PIES set forth opposite the names of all the remaining Underwriters) the PIES which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate principal amount of PIES which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of PIES set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the PIES, and if such nondefaulting Underwriters do not purchase all the PIES, this Agreement will terminate without liability to any nondefaulting Underwriter, MediaOne Group or AirTouch. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the MediaOne Group or AirTouch Registration Statement and the Final MediaOne Group or Final AirTouch Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to MediaOne Group, AirTouch and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     12. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by written notice given to MediaOne Group and AirTouch prior to delivery of and payment for the PIES, if prior to such time (i) trading in MediaOne Group's or AirTouch's common stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by either Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the PIES as contemplated by the Final MediaOne Group Prospectus (exclusive of any supplement thereto).

     13. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of MediaOne Group and AirTouch or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, MediaOne Group or AirTouch or any of the officers, directors or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the PIES. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

     14. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to it at Three World Financial Center, New York, New York 10285; if sent to MediaOne Group, will be mailed, delivered or telegraphed and confirmed to it at 188 Inverness Drive West, Englewood, Colorado 80112, attention of the Legal Department; or if sent to AirTouch, will be mailed, delivered, telegraphed and confirmed to it at One California Street, San Francisco, California 94111, attention of the Legal Department.

     15. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.

     16. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among MediaOne Group, AirTouch and the several Underwriters.

                                        Very truly yours,

                                        MediaOne Group, Inc.

                                        By: ____________________________
                                             Name:
                                             Title:

                                        AirTouch Communications, Inc.

                                        By: ____________________________
                                             Name:
                                             Title:

The foregoing Agreement is hereby

confirmed and accepted as of the
date first above written.

Lehman Brothers Inc.

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.

By:  Lehman Brothers Inc.


By:
               Vice President

For themselves and the other

several Underwriters named in
Schedule I to the foregoing
Agreement.

                               SCHEDULE I

                                                         Amount of
                                                     Underwritten PIES
 Underwriter                                          to be Purchased
 -----------                                         -----------------

 Lehman Brothers Inc.                                    11,336,000
 Morgan Stanley & Co. Incorporated                        5,720,000
 Goldman, Sachs & Co.                                     5,720,000
 BT Alex. Brown                                             260,000
 CIBC Oppenheimer Corp.                                     260,000
 A. G. Edwards & Sons, Inc.                                 260,000
 Everen Securities, Inc.                                    260,000
 PaineWebber Incorporated                                   260,000
 Prudential Securities Incorporated                         250,000
 Advest, Inc.                                               104,000
 Robert W. Baird & Co. Incorporated                         104,000
 Dain Rauscher Wessels                                      104,000
     A Division of Dain Rauscher Incorporated
 D. A. Davidson & Co. Incorporated                          104,000
 Fahnestock & Co. Inc.                                      104,000
 Edward D. Jones & Co., L.P.                                104,000
 Legg Mason Wood Walker, Incorporated                       104,000
 McDonald & Company Securities, Inc.                        104,000
 Piper Jaffray Inc.                                         104,000
 Ragen MacKenzie Incorporated                               104,000
 Raymond James & Associates, Inc.                           104,000
 Muriel Siebert & Co., Inc.                                 104,000
 Stifel, Nicolaus & Company, Incorporated                   104,000
 Sutro & Co. Incorporated                                   104,000
 Tucker Anthony Incorporated                                104,000
 Wheat First Securities, Inc.                               104,000
                                                         ----------
      Total                                              26,000,000
                                                         ----------
                                                         ----------